Exhibit 32

1.               The undersigned are the Chief Executive Officer and the Chief Financial Officer of AmeriVest Properties Inc.  This Certification is made pursuant to 18 U.S.C. § 1350 (§ 906 of the Sarbanes-Oxley Act of 2002).  This Certification accompanies the Form 10-KSB of AmeriVest Properties Inc. for the year ended December 31, 2003.

2.               We certify that such Form 10-KSB fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of AmeriVest Properties Inc.

March 18, 2004
	By:	/s/ William T. Atkins
William T. Atkins
Chief Executive Officer

	By:	/s/ Kathryn L. Hale
Kathryn L. Hale
Chief Financial Officer